EXHIBIT 99.1

Joint Filer Information

Comcast Holdings Corporation, Comcast QIH, Inc., Comcast TKI Holdings, Inc. and The Comcast Foundation have designated Comcast Corporation as their “Designated Filer” for the purposes of the attached Form 4.

Issuer and Ticker Symbol: The Knot, Inc. (KNOT)

Date of Event Requiring Statement: August 15, 2006

Signature:	/s/ Arthur R. Block

By: Arthur R. Block, as
authorized signatory for Comcast Holdings Corporation

Signature:	/s/ James P. McCue

By: James P. McCue, as
authorized signatory for Comcast QIH, Inc.

Signature:	/s/ James P. McCue

By: James P. McCue, as
authorized signatory for Comcast TKI Holdings, Inc.

Signature:	/s/ William E. Dordelman

By: William E. Dordelman, as
authorized signatory for The Comcast Foundation